Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                       September 15, 2006

                     RATING (S&P/Moodys/Fitch)     POOLFACTOR           PAY     NEXT PAY                          COUPON
TRANCHE   CURRENCY    ORIGINAL       CURRENT    ORIGINAL  CURRENT    FREQUENCY   DATE                  BASIS                CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA  AAA /Aaa/AAA    100%      100%     Quarterly  15 Sep 2006  3 Mth $ LIBOR +        0.05%   5.37938%
Class A2    EUR     AAA /Aaa/AAA  AAA /Aaa/AAA    100%      100%      Monthly   15 Sep 2006  1 Mth EURIBOR +        0.09%   3.19500%
Class A3    GBP     AAA /Aaa/AAA  AAA /Aaa/AAA    100%      100%     Quarterly  15 Sep 2006  3 Mth (pound) LIBOR +  0.09%   4.82406%
Class B3    GBP        A/A1/A        A/A1/A       100%      100%     Quarterly  15 Sep 2006  3 Mth (pound) LIBOR +  0.26%   4.99406%
Class C1    USD     BBB/Baa2/NR    BBB/Baa2/NR    100%      100%     Quarterly  15 Sep 2006  3 Mth $ LIBOR +        0.40%   5.72938%
Class C3    GBP     BBB/Baa2/NR    BBB/Baa2/NR    100%      100%     Quarterly  15 Sep 2006  3 Mth (pound) LIBOR +  0.46%   5.19406%

      Scheduled start of Controlled Accumulation Period:     1 June, 2009
      Expected maturity:                                     15 December, 2010
      Legal final maturity:                                  15 December, 2012
      Structure:                                             Sr/sub Seq Pay
      Tax Election:                                          Debt
      Amort. Type:                                           Soft Bullet
      Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                               Bank of New York (The)
      Underwriter:                                           The Royal Bank of Scotland plc

Pool Performance
-------------------------------------------------------------------------------------------------------------------------------

Month end            Gross       Expense    Gross Charge     Net Charge      Excess         Excess          Transferor Interest
                   Yield (%)     Rate (%)   Off Rate (%)    Off Rate (%)   Spread (%)     Spread (%)          %           Min %
                                                                                         Roll 1/4 Ave
Aug 31, 2006         20.19%       5.92%         8.23%          7.93%          6.34%          7.08%          39.93%          6%
Jul 31, 2006         19.79%       5.33%         7.39%          7.15%          7.32%          7.55%          40.80%          6%
Jun 30, 2006         20.24%       5.85%         7.04%          6.81%          7.58%          7.41%          41.13%          6%
May 31, 2006         21.17%       5.67%         7.96%          7.76%          7.74%          7.59%          42.10%          6%
Apr 30, 2006         17.93%       4.97%         6.19%          6.04%          6.92%          7.47%          42.57%          6%
Mar 31, 2006         21.86%       6.06%         7.79%          7.68%          8.12%          7.95%          42.14%          6%

-------------------------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                             (% Pool)
                ----------------------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days    180+ days       Total
---------       ----------    ----------    -----------    ---------       -----

Aug 31, 2006       1.33%         1.03%         2.61%         3.71%         8.68%
Jul 31, 2006       1.32%         1.01%         2.63%         3.64%         8.60%
Jun 30, 2006       1.27%         1.02%         2.59%         3.59%         8.47%
May 31, 2006       1.29%         1.06%         2.48%         3.47%         8.31%
Apr 30, 2006       1.37%         1.03%         2.43%         3.47%         8.30%
Mar 31, 2006       1.29%         1.01%         2.40%         3.36%         8.06%

--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                       Payments                               Pool balance
                   -------------------------------            ------------
Month End          Total ((pound)000)     Rate (%)             (pound)000

Aug 31, 2006           1,141,613           23.38%               4,812,820
Jul 31, 2006           1,099,658           22.39%               4,883,405
Jun 30, 2006           1,144,949           22.93%               4,911,036
May 31, 2006           1,202,916           23.90%               4,992,642
Apr 30, 2006             977,762           19.57%               5,033,594
Mar 31, 2006           1,302,499           24.99%               4,996,352

--------------------------------------------------------------------------------

-------------------------------------------------------------
Average Actual Balance:                     (pound)     1,093

Number of Accounts:                                 4,404,255
-------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of September, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business